Exhibit H
[FORM OF UNDERWRITING AGREEMENT]
IRON LEAF CAPITAL CORPORATION
[___] Shares of Common Stock
UNDERWRITING AGREEMENT
New York, New York
[                    ], 2007
H.C. Wainwright & Co., Inc.
     as Representative of the several
     Underwriters named on Schedule I hereto
52 Vanderbilt Avenue
12th Floor
New York, New York 10017
Ladies and Gentlemen:
     The undersigned, Iron Leaf Capital Corporation, a Maryland corporation (the “Company”), confirms its agreement with you as underwriter and as the representative (the “Representative”) of each of the several underwriters named on Schedule I hereto (herein collectively called the “Underwriters”). The Company proposes to issue and sell to the Underwriters [___] shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [___] additional shares of Common Stock to cover over-allotments (the “Option Securities”, and together with the Underwritten Securities, being hereinafter called the “Securities”). Unless otherwise stated, the term “you” as used herein means H.C. Wainwright & Co., Inc. individually on its own behalf and on behalf of the other Underwriters. Certain terms used herein are defined in Section 21 hereof.
     The Company has entered into an Investment Advisory Agreement, dated as of                     , 2007 (the “Advisory Agreement”), with Iron Leaf Advisors, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”), under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.
     The Company has entered into an Administration Agreement, dated as of                     , 2007 (the “Administration Agreement”), with Iron Leaf Administrator LLC, a Delaware limited liability company (the “Administrator”).
     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE ADVISER AND THE ADMINISTRATOR. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters as follows.
          (a) The Company has prepared and filed with the Commission a Registration Statement (file number 333-141497) on Form N-2, including a related Preliminary Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company has filed one or more amendments thereto, each including a related Preliminary Prospectus. The Company’s Registration Statement has been declared effective by the Commission; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or the effectiveness of the

Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, threatened by the Commission.
          (b) The Registration Statement and the Pre-Pricing Prospectus complied at the Effective Date, and the Prospectus will comply, as of the date the Prospectus is first filed in accordance with Rule 497 and on the Closing Date (as defined below) and any Option Closing Date (as defined below), in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Rules and Regulations; the Registration Statement did not, at the Effective Date, does not and will not, as of the date the Prospectus is first filed in accordance with Rule 497 and on the Closing Date and any Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus will not, as of the date of the Prospectus is first filed in accordance with Rule 497 and on the Closing Date and any Option Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed the only such information furnished by or on behalf of any Underwriter consists of the information described in Section 19 hereof.
          (c) The Pre-Pricing Prospectus, together with the Pricing Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Pre-Pricing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Pre-Pricing Prospectus, it being understood and agreed the only such information furnished by or on behalf of any Underwriter consists of the information described in Section 19 hereof.
          (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing would not (i) prevent the issuance and sale of the Securities by the Company as contemplated herein, or (ii) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (clauses (i) and (ii) together or individually, a “Material Adverse Effect”). The Company has no subsidiaries.
          (e) The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the caption “Capitalization”; the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; all issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, none of the issued and outstanding Common Stock was issued in violation of any preemptive or other similar rights; the Securities have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Securities upon issuance thereof by the Company; the certificates for the Securities are in due and proper form; and, other than as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.
          (f) The Company has filed with the Commission a Form 8-A, as amended (file number                     ) providing for the registration under the Exchange Act of the Common Stock, and such Form 8-A has become effective under the Exchange Act.
          (g) There are no agreements, contracts, indentures, leases or other instruments that are required to be filed as an exhibit to the Registration Statement which are not so filed as required by the Acts or the Rules and Regulations; and the statements in the Pre-Pricing Prospectus and the Prospectus under the headings “Regulation as a Business Development Company,” “Certain U.S. Federal Income Tax Considerations” and “Description of Securities” fairly summarize the matters therein described.
          (h) Each of this Agreement, the Advisory Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery of the Advisory Agreement and the Administration Agreement by the Adviser and the Administrator, as applicable, the Advisory Agreement and the Administration Agreement constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.
          (i) The Company has elected to be treated by the Commission under the 1940 Act as a “business development company” by filing of a Form N-54A Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the 1940 Act (file number                     ) (the “Notification of Election”) with the Commission on                     , 2007. The Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the 1940 Act. The Notification of Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission.
          (j) The Company conducts its business in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies and the 1940 Act Rules and Regulations thereunder. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations.
          (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the issuance and sale of the Securities or the consummation of the transactions contemplated hereby, other than (a) those that have been made or obtained under the Acts, (b) filings with the Commission pursuant to Rule 497 under the 1933 Act, (c) any necessary qualification of the Securities under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by you, (d) under the rules and regulations of the FINRA, and (e) such other approvals as have been obtained.
          (l) Neither the issuance and sale of the Securities, nor the execution, delivery or performance by the Company of this Agreement, the Advisory Agreement or the Administration Agreement (i) conflicts or will conflict with or constitutes or will constitute a breach of the articles of incorporation of the Company, as amended to date (the “Charter”) or bylaws of the Company, as amended to date (the “Bylaws”), (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any agreement filed as an exhibit to the Registration Statement or (iii) violates or will violate any federal or state statute, law or regulation or judgment, injunction, order or decree applicable to the Company, except, with respect to clause (ii) and (iii), to the extent that such contravention would not have a Material Adverse Effect.
          (m) There are no contracts or agreements between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.
          (n) The financial statements, together with related schedules and notes, included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Rules and Regulations and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
          (o) Other than as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, no action, suit or proceeding by or before any federal or state court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to Company’s knowledge, threatened which, if resolved adversely to the Company, would result in a judgment, decree or order having a Material Adverse Effect.
          (p) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
          (q) The Company is not (i) in violation of its Charter or Bylaws, (ii) in breach or default under any agreement filed as an exhibit to the Registration Statement, or (iii) in violation of any federal or state statute, law or regulation or judgment, injunction, order or decree applicable to the Company, except, with respect to clause (ii) and (iii), to the extent that such contravention would not have a Material Adverse Effect.
          (r) To the best of the Company’s knowledge, Grant Thornton LLP, who has audited the financial statements included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Rules and Regulations and the rules and regulations promulgated by the Public Company Accounting Oversight Board. Grant Thornton LLP has not, during the periods covered by the financial statements included in the Registration Statement, the Pre-Pricing

Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.
          (s) The Company has not distributed and, prior to the later to occur of (i) the expiration or termination of the option granted to the Underwriters in Section 3(b) and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or other materials required or permitted by the Acts or the Rules and Regulations.
          (t) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
          (u) The Company has filed all federal and state tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
          (v) The Company has such licenses, permits and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its property and assets and to conduct its business in the manner described in the Pre-Pricing Prospectus and the Prospectus, except where the failure to obtain such licenses, permits or authorizations would not have a Material Adverse Effect; the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, and such Permits which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
          (w) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (x) Neither the Company, nor to the Company’s knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.
          (y) The terms of the Advisory Agreement, including compensation terms, comply in all material respects with the requirements of Section 15 of the 1940 Act and Section 205 of the Advisers Act applicable to business development companies. The approvals by the board of directors and the sole stockholder of the Company of the Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.
          (z) Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the

Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.
          (aa) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus which have not been described as required.
          (bb) The Company owns, possesses or licenses all trademarks, service marks and trade names (“Intellectual Property”) required for the conduct of its business as described in the Pre-Pricing Prospectus and the Prospectus, except where the failure to own, possess or license such Intellectual Property would not have a Material Adverse Effect.
          (cc) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.
          (dd) The Company and, to its knowledge, its directors and officers (in such capacity) are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Commission’s published rules promulgated thereunder.
          (ee) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (ff) The statistical and market-related data included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
          (gg) Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than the parties hereto) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.
          (hh) To the Company’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater shareholders, except as set forth in the Prospectus or otherwise disclosed by the Company to the Representative.
          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered therein, to each Underwriter.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE ADVISER AND THE ADMINISTRATOR. The Adviser and the Administrator, jointly and severally, represent and warrant to each Underwriter as follows:
          (a) Each of the Adviser and the Administrator is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Advisory Agreement or the Administration Agreement, as applicable (a “Adviser/Administrator Material Adverse Effect”).
          (b) The Adviser is registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the 1940 Act Rules and Regulations from acting as an investment adviser for the Company as contemplated in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. There have been no proceedings initiated or, to the Adviser’s knowledge, threatened, which would adversely affect the registration of the Adviser with the Commission.
          (c) Each of this Agreement and the Advisory Agreement has been duly authorized, executed and delivered by the Adviser. Assuming due authorization, execution and delivery thereof by the Company, the Advisory Agreement constitutes the legal, valid and binding agreements of the Adviser, enforceable against the Adviser in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.
          (d) Each of this Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Administrator. Assuming due authorization, execution and delivery thereof by the Company, the Administration Agreement constitutes the legal, valid and binding agreements of the Administrator, enforceable against the Administrator in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Administrator’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.
          (e) Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement and under this Agreement and, with respect to the Adviser only, the Advisory Agreement and, with respect to the Administrator only, the Administration Agreement.

          (f) The description of the Adviser and the Administrator contained in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement is true, accurate and complete in all material respects. Neither the Adviser nor the Administrator is aware that any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator
          (g) Subsequent to the respective dates as of which information is given in the Pre-Pricing Prospectus and the Prospectus, (i) there has not been any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or the Administrator, whether or not arising from transactions in the ordinary course of business; and (ii) the Adviser and the Administrator have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business and have not entered into any material transaction or agreement not in the ordinary course of business other than (i) as may be incurred hereunder or entered into herewith or (ii) as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.
          (h) Other than as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, no action, suit or proceeding by or before any federal or state court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator or their respective property is pending or, to the knowledge of the Adviser or the Administrator, as applicable, is threatened which, if resolved adversely to the Adviser or the Administrator, as applicable, would result in a judgment, decree or order having an Adviser/Administrator Material Adverse Effect.
          (i) Each of the Adviser and the Administrator has such Permits as are necessary to own its property and assets and to conduct its business in the manner described in the Pre-Pricing Prospectus and the Prospectus, except where the failure to obtain such licenses, permits or authorizations would not have an Adviser/Administrator Material Adverse Effect; neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, and such Permits which, if the subject of an unfavorable decision, ruling or finding, would have an Adviser/Administrator Material Adverse Effect.
          (j) Neither the execution, delivery or performance by the Adviser and the Administrator of this Agreement, nor the execution, delivery or performance by the Adviser and the Administrator of the Advisory Agreement and the Administration Agreement, respectively, (i) conflicts or will conflict with or constitutes or will constitute a breach of the certificate of formation or limited liability company operating agreement of the Adviser or the Administrator, as applicable, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator, as applicable, pursuant to the terms of, any agreement, indenture, lease or other instrument to which the Adviser or the Administrator is a party or by which it or any of its properties may be bound, or (iii) violates or will violate any federal or state statute, law or regulation or judgment, injunction, order or decree applicable to the Adviser or the Administrator, as applicable, except, with respect to clause (ii) and (iii), to the extent that such contravention would not have an Adviser/Administrator Material Adverse Effect.
          (k) Neither the Adviser nor the Administrator, nor their respective affiliates, has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.
     Any certificate signed by any officer of the Adviser or the Administrator and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser and the Administrator, as applicable, as to matters covered therein, to each Underwriter.
     SECTION 3. PURCHASE AND SALE.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[___] per share, the number of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to                      Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus (the “Option Expiration Date”) upon written notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     SECTION 4. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on                     , 2007 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof)(such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct the Company in writing.
     If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, on the date specified by the Representative (which shall be within three Business Days after exercise of said option)(each, an “Option Closing Date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.
     SECTION 5. OFFERING BY UNDERWRITERS. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Underwritten Securities as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Underwritten Securities upon the terms set forth in the Prospectus.

     SECTION 6. AGREEMENTS OF THE COMPANY, THE ADVISER AND THE ADMINISTRATOR. The Company agrees, and the Adviser and the Administrator, jointly and severally, agree with the several Underwriters as follows:
          (a) Prior to the Option Expiration Date, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement without the Representative’s consent, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing sentence, if the Registration Statement has become effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 497, the Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed in a form approved by the Representative with the Commission pursuant to Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to Option Expiration Date, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which, in the reasonable judgment of the Company or in the reasonable opinion of the Underwriters or their counsel, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Acts and the Rules and Regulations, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
          (c) The Company will furnish (i) to the Representative and counsel for the Underwriters signed copies of the Registration Statement as initially filed, and all amendments thereto, including all consents and exhibits filed therewith, and (ii) so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of the Pre-Pricing Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.
          (d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.
          (e) The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (f) The Company, the Adviser and the Administrator will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Adviser or the Administrator, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock other than the Securities; or publicly announce an intention to effect any such transaction for a period of 180 days following the Execution Time, except for (i) the registration of the Securities and the sales to the Underwriters pursuant to this Agreement and (ii) any issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment plan.
     In the event that either (x) during the last 17 days of the 180-day period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.
          (g) The Company will use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq Global Market and to maintain such listing.
          (h) The Company will maintain a custodian and transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
          (i) The Company will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Pre-Pricing Prospectus and the Prospectus.
          (j) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and the Notification of Election and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) the registration of the Securities under the 1933 Act and the listing of the Securities on the Nasdaq Global Market; (F) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees (up to a maximum of $5,000) and expenses of counsel for the Underwriters relating to such registration and qualification and the preparation of the blue sky memorandum); (G) any filings required to be made with the FINRA; (H) the transportation and other expenses incurred by or on behalf of Company by its officers, directors and/or affiliates in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (J) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not specifically provided for in this Section 6(j); provided, however, that in no event shall the Company be required to pay in excess of an aggregate of $150,000 of the Underwriters’ accountable expenses, including legal fees and expenses, in accordance with this Section 6(j). For the avoidance of doubt, it is understood that the aggregate amount of the Underwriters’ accountable expenses the Company is required to pay in accordance with this Section 6(j) shall be reduced to reflect the amount of any payments or advances made by the Company to the Representative in accordance with the engagement letter, dated January 2, 2007, to which the Representative is a party, and the amendment thereto, dated June 14, 2007 (as amended, the “Engagement Letter”).
          (k) The Company, during a period of two (2) years from the effective date of the Notification of Election, will use its best efforts to maintain its status as a “business development company” under the 1940 Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.
          (l) The Company will use its best efforts to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Code and to maintain such qualification and election for each full fiscal year during which it is a business development company under the 1940 Act; provided, however, that at the discretion of the Company’s board of directors, it may elect not to be so treated.
          (m) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
          (n) The Company, the Adviser and the Administrator will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.
          (o) The Company will engage, for a period of not less than one (1) year from the Closing Date, a financial public relations firm mutually acceptable to the Company and the Representative.
          (p) For a period of two (2) years from the Closing Date, the Company, at its expense, shall provide the Representative with a subscription to the Company’s weekly Depository Trust Company Security Position Reports.
     SECTION 7. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to (i) the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator contained herein as of the Execution Time, the Closing Date and, if applicable, any Option Closing Date, (ii) the performance by the Company, the Adviser and the Administrator of the obligations hereunder required to be performed or satisfied by them at or prior to the Closing Date and, if applicable, any Option Closing

Date and (iii) the following additional conditions (except to the extent that any such conditions may have been waived in writing by the Representative on or prior to such respective dates):
          (a) The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. The Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof; and, at or prior to the Closing Date and, if applicable, any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose or pursuant to Section 8(d) or 8(e) of the 1933 Act shall have been instituted or threatened, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with in all material respects.
          (b) The Representative shall have received on the Closing Date and, if applicable, any Option Closing Date, an opinion of Sutherland Asbill & Brennan LLP, counsel for the Company, dated the Closing Date and, if applicable, any Option Closing Date, and addressed to the Representative on behalf of the several Underwriters, substantially in the form attached hereto as Exhibit C. In rendering such opinion, Sutherland Asbill & Brennan LLP (A) may state that it expresses no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Maryland, the Delaware Limited Liability Company Act and the federal laws of the United States of America and (B) may rely, as to matters of fact, upon the representations and warranties made by the Company, the Adviser and the Administrator herein and in certificates and written statements of officers and employees of and accountants for the Company, the Adviser and the Administrator and of public officials. Except as otherwise specifically provided herein, when giving its opinion to its “knowledge”, Sutherland Asbill & Brennan LLP has relied solely upon an inquiry of the attorneys of that firm who have worked on matters involving the issuance of the Securities as contemplated by this Agreement, in certificates or written statements of officers of the Company, the Adviser and the Administrator and, where appropriate, a review of the Registration Statement, the Pre-Pricing Prospectus together with the Pricing Information, the Prospectus, exhibits to the Registration Statement, the Charter and Bylaws and a review of the minute books of the Company and have made no other investigation or inquiry.
          (c) The Representative shall have received on the Closing Date and, if applicable, any Option Closing Date, an opinion of each of Lowenstein Sandler PC and Nelson Mullins Riley & Scarborough LLP, counsel for the Underwriters, dated the Closing Date and, if applicable, any Option Closing Date, and addressed to the Representative on behalf of the several Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Pre-Pricing Prospectus together with the Pricing Information, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require. In rendering such opinion, each of Lowenstein Sandler PC and Nelson Mullins Riley & Scarborough LLP (A) may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (as to Lowenstein Sandler PC), the laws of the State of Maryland (as to Nelson Mullins Riley & Scarborough LLP) and the federal laws of the United States of America and (B) may rely, as to matters of fact, upon the representations and warranties made by the Company, the Adviser and the Administrator herein and in certificates and written statements of officers and employees of and accountants for the Company, the Adviser and the Administrator and of public officials. Except as otherwise specifically provided herein, when giving their opinions to their “knowledge”, each of Lowenstein Sandler PC and Nelson Mullins Riley & Scarborough LLP have relied solely upon an inquiry of the attorneys of that firm who have worked on matters involving the issuance of the Securities as contemplated by this Agreement, in certificates or written statements of officers of the Company, the Adviser and the Administrator and, where appropriate, a review of the Registration Statement, the Pre-Pricing Prospectus together with the Pricing Information, the Prospectus, exhibits to the Registration Statement, the Charter and Bylaws and a review of the minute books of the Company and have made no other investigation or inquiry.
          (d) Each of the Company, the Adviser and the Administrator shall have furnished to the Representative a certificate, signed by the Chief Executive Officer and the principal financial or accounting officer of each of the Company, the Adviser and the Administrator, as the case may be, dated the Closing Date or the Option Closing Date, as applicable, substantially in the form attached hereto as Exhibit D.
          (e) The Company shall have requested and caused Grant Thornton LLP to have furnished to the Representative, at the Execution Time and at the Closing Date and, if applicable, any Option Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date or the Option Closing Date, as applicable, in form and substance heretofore approved by the Representative, covering such information in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as reasonably requested by the Representative.
          (f) Between the Execution Time and the Closing Date and, if applicable, any Option Closing Date, there shall not have occurred any change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Adviser or the Administrator, whether or not arising from transactions in the ordinary course of business, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto) that, in the sole judgment of the Representative, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated hereby.
          (g) The Securities shall have been approved for quotation on the Nasdaq Global Market, subject only to notice of issuance at or prior to the Closing Date and, if applicable, any Option Closing Date.
          (h) On or prior to the Closing Date, the Representative shall have received lock-up agreements substantially in the form of Exhibit A hereto (the “Lock-up Agreements”) from each of the persons or entities listed on Schedule II hereof.
          (i) The FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements; provided, that the Representative has made all necessary filings and responded in good faith to any requests of the FINRA staff with respect to any such filings.
          (j) The Company shall have furnished to the Representative a certificate, signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date and, if applicable, any Option Closing Date, certifying: (i) that the By-Laws and the Charter of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission, as the case may be; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.
          (k) The Company, the Adviser and the Administrator shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as of the Closing Date and, if applicable, any Option Closing Date, as you may reasonably request.

     The documents required to be delivered by this Section 7 shall be delivered at the office of Lowenstein Sandler PC, counsel for the Underwriters, at 1251 Avenue of the Americas, New York, New York, 10020, Attention: Thomas S. Levato, Esq., on the Closing Date and, if applicable, any Option Closing Date.
     SECTION 8. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If the sale of the Securities provided for herein on the Closing Date is not consummated because of any breach by the Company of its representations, warranties or covenants set forth herein, or because of any termination pursuant to Section 11(b) hereof , the Company will reimburse the Underwriters severally through the Representative on demand for all accountable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities in an amount not to exceed $100,000; provided, that if this Agreement is terminated pursuant to Section 11(b) hereof, other than pursuant to subparagraph (i) thereto, the amount of such reimbursement by the Company shall not exceed an aggregate of $75,000. For the avoidance of doubt, it is understood that the aggregate amount of the Underwriters’ accountable expenses the Company is required to pay in accordance with this Section 8 shall be reduced to reflect the amount of any payments or advances made by the Company to the Representative in accordance with the Engagement Letter. The provisions of this Section 8 shall survive the termination or cancellation of this Agreement.
     SECTION 9. INDEMNIFICATION AND CONTRIBUTION.
          (a) The Company agrees, and the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, against any and all losses, claims, damages or liabilities, joint or several (including reasonable costs of investigation), to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (and including any post-effective amendment, any Rule 462(b) Registration Statement and any Rule 430A Information deemed to be included or incorporated therein), the Pre-Pricing Prospectus together with the Pricing Information, or the Prospectus (as amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company, the Adviser and the Administrator will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only information furnished by or on behalf of any Underwriter consists of the information described in Section 19 hereof.
          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their respective their directors, members and officers, and any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, against any and all losses, claims, damages or liabilities, joint or several (including reasonable costs of investigation), to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (and including any post-effective amendment, any Rule 462(b) Registration Statement and any Rule 430A Information deemed to be included or incorporated therein), the Pre-Pricing Prospectus together with the Pricing Information, or the Prospectus (as amended or supplemented by the Company) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only information furnished by or on behalf of any Underwriter consists of the information described in Section 19 hereof.
          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below) and to control such action; provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel)).
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and by the Underwriters on the other hand from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser, the Administrator and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each partner, director and officer of an Underwriter, and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, shall have the same rights to contribution as such Underwriter, and each director, members and officer of the Company, the Adviser and the Administrator, and each person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons shall have the same rights to contribution as the Company, the Adviser and the Administrator, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Securities set forth opposite their names in Schedule I (or such numbers of Securities increased as set forth in Section 10 hereof) and not joint.
          (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding.
          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company, the Adviser and the Administrator set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Adviser, the Administrator or their shareholders, trustees, directors, managers, members or officers or any person controlling the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination or cancellation of this Agreement.

     SECTION 10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Securities set forth opposite the names of all the remaining Underwriters the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company, the Adviser or the Administrator. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Securities which a defaulting Underwriter agreed, but failed or refused, to purchase.
     SECTION 11. EFFECTIVE DATE OF AGREEMENT; TERMINATION.
          (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          (b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative if (i) since the Execution Time there has been any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, taken as a whole, which would, in the judgment of the Representative, make it impracticable or inadvisable to proceed with the initial public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pre-Pricing Prospectus and the Prospectus, or (ii) since the Execution Time, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq Global Market; (B) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representative., makes it impracticable or inadvisable to proceed with the initial public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.
          (c) If the Representative elects to terminate this Agreement as provided in this Section 11, the Company and each other Underwriter shall be notified promptly in writing.

          (d) If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 8 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     SECTION 12. NO FIDUCIARY DUTY. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering, either before or after the date hereof, is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     SECTION 13. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof; provided, that the Engagement Letter shall not be superseded hereby other than as expressly provided for herein.
     SECTION 14. NOTICES. All communications hereunder, except as otherwise specifically provided herein, shall be in writing and shall be mailed or delivered by hand, reputable overnight courier or facsimile transmission (with printed confirmation of receipt) and shall be deemed given when so mailed (two days after such mailing) or delivered:
If to the Underwriters, to the Representative as follows:
H.C. Wainwright & Co., Inc.
52 Vanderbilt Avenue
12th Floor
New York, New York 10017
Attention: Anthony J. Sarkis
Facsimile: (212) 856-5753
With a copy to (which shall not constitute notice):
Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attention: Steven M. Skolnick, Esq.
Facsimile: (973) 597-2477

and
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW
Washington, DC 20001
Attention: Jonathan H. Talcott, Esq.
Facsimile: (202) 712-2860
If to the Company, the Adviser or the Administrator, to the Company as follows:
Iron Leaf Capital Corporation
5 Eden Lane
Tiburon, California 94920
Attention: Terry Temescu
Facsimile: (___) ____-
With a copy to (which shall not constitute notice):
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Steven B. Boehm, Esq.
Facsimile: (202) 637-3593
     SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers, members, directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
     SECTION 16. APPLICABLE LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to the conflict of laws principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.
     Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Underwriters, the Company, the Adviser and the Administrator hereby consents to the jurisdiction of such courts and personal service with respect thereto. Each Underwriter and the Company, the Adviser and the Administrator hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any party hereto or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Underwriter and the Company, the Adviser and the Administrator hereby agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each Underwriter and the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which any

Underwriter, the Company, the Adviser or the Administrator is or may be subject, by suit upon such judgment.
     SECTION 17. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     SECTION 18. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.
     SECTION 19. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page of the Preliminary Prospectus and the Prospectus regarding delivery of the Securities and the statements set forth in the first, seventh, fourteenth, fifteenth, sixteenth and seventeenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 1 and 9 hereof.
     SECTION 20. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “1933 Act” shall mean the Securities Act of 1933, as amended.
     “1933 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1933 Act.
     “1940 Act” shall mean the Investment Company Act of 1940, as amended.
     “1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.
     “Acts” shall mean, collectively, the 1933 Act and the 1940 Act.
     “Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.
     “Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.
     “Commission” shall mean the Securities and Exchange Commission.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Exchange Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Exchange Act.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “FINRA” shall mean the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.).
     “Offering” shall mean the issuance and sale of the Securities by the Company as contemplated herein.
     “Preliminary Prospectus” shall mean any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 497 under the 1933 Act prior to the Effective Date.
     “Pre-Pricing Prospectus” shall mean the Preliminary Prospectus dated as of [                    ], 2007, included in the Registration Statement at the Effective Date.
     “Pricing Information” shall mean the information set forth in the oral pricing script attached hereto as Exhibit B.
     “Prospectus” shall mean the prospectus to be filed with the Commission pursuant to Rule 497 after the Execution Time (as defined below) and to be used to confirm sales of Securities.
     “Registration Statement” shall mean the Registration Statement on Form N-2 (file number 333-141497) on Form N-2, including exhibits and financial statements included therein, as amended at the Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A and Rule 497.
     “Rule 430A” and “Rule 462(b)” shall mean such rules under the 1933 Act.
     “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A and Rule 497.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering.
     “Rule 497” shall mean Rule 497(c) or 497(h) under the 1933 Act, as applicable.
     “Rules and Regulations” shall mean, collectively, the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations.
     “Time of Sale” shall mean [       ][AM][PM], New York City time on [                    ], 2007.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the several Underwriters.

Very truly yours, IRON LEAF CAPITAL CORPORATION
By:
Name:
Title:

IRON LEAF ADVISORS LLC
By:
Name:
Title:

IRON LEAF ADMINISTRATOR LLC
By:
Name:
Title:

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.
H.C. WAINWRIGHT & CO., INC.
As Representative of the several Underwriters
named on Schedule I hereto

By:
Name:
Title: